Exhibit 10.1

[    ], 2018

Pure Acquisition Corp.

421 W. 3rd Street, Suite 1000

Fort Worth, Texas 76102

Re: Initial Public Offering

Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among Pure Acquisition Corp., a Delaware corporation (the “Company”), Oppenheimer & Co. and EarlyBirdCapital, Inc., as representatives (the “Representatives”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of up to 34,500,000 of the Company’s units (including up to 4,500,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one warrant. Each whole Warrant (each, a “Warrant”) entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Units listed on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

To induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HighPeak Pure Acquisition, LLC (the “Sponsor”) and each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.	The Sponsor and each Insider agrees if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Capital Stock owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Common Stock owned by it, him or her in connection with such stockholder approval.

2.

The Sponsor and each Insider hereby agrees in the event the Company fails to consummate a Business Combination within 18 months from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s certificate of incorporation, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (net of taxes payable and up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agrees to not propose any amendment to the Company’s certificate of incorporation that would modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 18 months from the closing of the Public Offering, unless the Company provides its public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-

share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes payable and up to $50,000 of interest to pay dissolution expenses, divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. The Sponsor and each Insider hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Common Stock (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within 18 months from the date of the closing of the Public Offering).

3.	During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The foregoing shall apply to any Units (and underlying securities) acquired by the Sponsor and each Insider pursuant to the Directed Unit Program (as such term is defined in the Underwriting Agreement). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this paragraph 3 or in the Stock Escrow Agreement (as defined in paragraph 4 below), the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer of securities that is not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4.	In addition to the restrictions set forth in paragraph 3 above, the undersigned will, on the date of the Underwriting Agreement, place into escrow all of its, his or her Founders’ Shares, if any, pursuant to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and Continental Stock Transfer & Trust Company, as escrow agent, as described in the Prospectus (the “Stock Escrow Agreement”).

5.

In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other equityholders, officers, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement (a “Target”); provided, however, such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per share of the Offering Shares or (ii) such lesser amount per share of the Offering Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes, except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing it shall undertake such defense.

6.	The Sponsor agrees that it will effect, or cause an affiliate of the Sponsor to effect, a tender offer for the Warrants sold in the Public Offering (the “Public Warrants”) not owned by the Sponsor or its affiliates at a price of $1.00 per Public Warrant, which will occur promptly after any occurrence of (a) the Company’s announcement of an initial Business Combination or (b) any filing by the Company of a proxy statement or information statement with respect to a proposed amendment to the Company’s amended and restated certificate of incorporation that would affect the substance of timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a business combination within 18 months from the closing of the Public Offering (each, a “Sponsor Tender Offer”). The Sponsor agrees to deposit with Continental Stock Transfer & Trust Company, as escrow agent, (i) on the date of the Underwriting Agreement, cash or a letter of credit from a financially capable bank in good standing (or a combination thereof) in the amount of $15,000,000 (representing $1.00 per Public Warrant for up to 100% of the Public Warrants) and (ii) on the date of any closing of all or a portion of the underwriters’ over-allotment option under the Underwriting Agreement, cash or a letter of credit from a financially capable bank in good standing (or a combination thereof) in an amount equal to $0.50 multiplied by the number of Public Units sold at such closing, in each case to be held in escrow (the “Escrow Account”) pursuant to the terms of an escrow agreement to be entered into on the date of the Underwriting Agreement among the Company, the Sponsor and Continental Stock Transfer & Trust Company (the “Cash Escrow Agreement”). At any time, the Sponsor or one of its affiliates may substitute a letter of credit from a financially capable bank in good standing for cash in the Escrow Account or cash for a letter of credit. The Sponsor further agrees that in the event the Company is unable to consummate the initial Business Combination within the allotted time for such initial Business Combination, it shall cause Continental Stock Transfer & Trust Company to distribute from the Escrow Account, pursuant to the terms of the Cash Escrow Agreement, to holders of the Public Warrants an amount of $1.00 per Public Warrant not previously purchased by the Sponsor pursuant to a Sponsor Tender Offer, at the same time as the redemption of the Offering Shares described in paragraph 2 above. The funds in the Escrow Account shall be used or the letter of credit shall be drawn upon to purchase Public Warrants in any Sponsor Tender Offer and/or to make the payments described in the immediately preceding sentence.

7.	(a) The Sponsor and each Insider hereby agrees not to participate in the formation of, or become an officer or director of, any other blank check company unless the Company has failed to complete a Business Combination within 18 months after the closing of the Public Offering. Such restriction does not preclude (i) the Sponsor from pursuing limited partnership interests in asset management companies or (ii) any position as an officer or director of another blank check company held on the date hereof. For the avoidance of doubt, the Sponsor and each Insider are allowed to participate in the formation of, or become an officer or director of, another blank check company upon the Company entering into a definitive agreement with respect to a Business Combination.

(b) The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 6, 7(a), and 9 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have in law or in equity, in the event of such breach.

8.	The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor and each Insider’s questionnaire furnished to the Company is true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9.	Except as disclosed in the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan and advances up to an aggregate of $200,000 made to the Company by the Sponsor; payment to an affiliate of the Sponsor for office space, utilities and secretarial and administrative support for a total of $10,000 per month; reimbursement for any reasonable out- of- pocket expenses related to identifying, investigating and consummating an initial Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. Nothing in this Section 8 or otherwise shall be deemed to limit the right of any director, officer or other person entitled to indemnification under the Company’s certificate of incorporation, bylaws or applicable law, or to proceeds under any applicable directors & officers’ insurance policy.

10.	The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as a director on the board of directors of the Company and hereby consents to being named in the Prospectus as a director of the Company.

11.

As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iii) “Founder Shares” shall mean up to the 8,625,000 shares of the Company’s Class B common stock, par value $0.0001 per share, (or 7,500,000 shares if the over-allotment option is not exercised by the Underwriters) held by the Initial Stockholders on the date hereof; (iv) “Initial Stockholders” shall mean the Sponsor and any other holder of Founder Shares immediately prior to the Public Offering; (v) “Private Placement Warrants” shall mean the warrants to purchase up to 8,000,000 shares of Common Stock of the

Company (or 8,900,000 shares of Common Stock if the over-allotment option is exercised in full) the Sponsor has agreed to purchase for an aggregate purchase price of $8,000,000 in the aggregate (or $8,900,000 if the over-allotment option is exercised in full), or $1.00 per warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vi) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants shall be deposited; and (viii) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12.	This Letter Agreement, the Stock Escrow Agreement and the Cash Escrow Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto; provided, however, that the provisions set forth in paragraphs 3 and 4 shall not be amended or modified without the written consent of the Representatives. The parties hereto hereby acknowledge the Underwriters are third party beneficiaries of paragraphs 3 and 4 of this Letter Agreement.

13.	No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

14.	This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of or federal courts located in the State of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

16.	This Letter Agreement shall terminate on the earlier of (i) the Business Combination or (ii) the liquidation of the Company; provided, however, this Letter Agreement shall earlier terminate in the event the Public Offering is not consummated and closed by July 31, 2018; provided further that paragraph 5 of this Letter Agreement shall survive such liquidation.

[Signature Page Follows]

Sincerely,

HIGHPEAK PURE ACQUISITION, LLC

By:
Name:	Jack Hightower
Title:	Chief Executive Officer & President

By:
Name:	Jack Hightower

By:
Name:	Rodney L. Woodard

By:
Name:	Steven W. Tholen

By:
Name:	Sylvia K. Barnes

By:
Name:	M. Gregory Colvin

By:
Name:	Jared S. Sturdivant

[Signature Page to Letter Agreement]